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                                                                       EXHIBIT 6

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Accounting and Auditing Experts" and to the use of our report dated March 16, 2001, with respect to the financial statements of The United States Life Insurance Company in the City of New York included in this Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6, Nos. 333-57062 and 811-09359) of The United States Life Insurance Company in the City of New York Separate Account USL VL-R filed with the Securities and Exchange Commission.



                                          /s/ ERNST & YOUNG LLP
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New York, New York
October 25, 2001